Exhibit 99.1

Investors:	Media:
Ann Tanabe VP, Investor Relations and Corporate Communications Encysive Pharmaceuticals (713) 796-8822	Dan Budwick BMC Communications (212) 477-9007 ext. 14
Marcy Strickler The Trout Group (646) 378-2927

FOR IMMEDIATE RELEASE

ENCYSIVE PHARMACEUTICALS RECEIVES WRITTEN RESPONSE FROM FDA ON ITS REQUEST FOR FORMAL DISPUTE
RESOLUTION FOR THELIN™ (SITAXSENTAN SODIUM)

HOUSTON- September 5, 2007- Encysive Pharmaceuticals Inc. (NASDAQ: ENCY) today announced that it has received a written response from the U.S. Food and Drug Administration (FDA) regarding Encysive’s request for formal dispute resolution on its New Drug Application (NDA) for Thelin™ (sitaxsentan sodium) for the treatment of pulmonary arterial hypertension (PAH). The FDA’s reviewer agreed with the decision of the Division of Cardiovascular and Renal Products that, while the data provided in the NDA are suggestive of the effectiveness of Thelin, it did not provide the substantial evidence of effectiveness needed for approval. The reviewer encouraged the Company to conduct an additional study to demonstrate the drug’s effectiveness in exercise capacity as measured by change in six-minute walk distance.

“We continue to believe that the issue raised by FDA was sufficiently addressed in the NDA and we are reviewing the FDA’s response with external experts to determine the next step forward,” said George Cole, President and Chief Executive Officer of Encysive. “Simultaneously, our clinical team, together with outside clinical and statistical experts, is developing an additional Phase III study protocol so we can move quickly ahead with a new trial if ultimately required for approval in the U.S.”

About Encysive Pharmaceuticals

Encysive Pharmaceuticals Inc. is a global biopharmaceutical company engaged in the discovery, development and commercialization of novel, synthetic, small molecule compounds to address unmet medical needs. Our research and development programs are predominantly focused on the treatment and prevention of interrelated diseases of the vascular endothelium and exploit our expertise in the area of the intravascular inflammatory process, referred to as the inflammatory cascade, and vascular diseases. To learn more about Encysive Pharmaceuticals please visit our web site: www.encysive.com.

The Encysive Pharmaceuticals Inc. logo is available at http://media.primezone.com/prs/single/?pkgid=843.

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are: the unpredictability of the FDA formal dispute resolution process; unexpected delays in regulatory review and approval of ThelinTM by the FDA in the U.S. and our other products under development; possible delays in the timelines for initiating clinical trials and obtaining results of clinical trials with respect to our products under development; the high cost and uncertainty of the clinical trials and other development activities involving our products and compounds; our estimate of the sufficiency of our existing capital resources; our ability to raise additional capital to fund cash requirements for future clinical trials; our ability to successfully conduct a ThelinTM pivotal trial; the availability of sufficient funds to commercialize ThelinTM in the U.S. should it be approved by the FDA, as well as more specific risks, trends and uncertainties facing Encysive such as those set forth in its reports on Forms 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks, trends and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore you should not rely on any such forward-looking statements. Furthermore, Encysive undertakes no duty to update or revise these forward-looking statements. The Private Securities Litigation Reform Act of 1995 permits this discussion.

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